NEWS RELEASE

FOR IMMEDIATE RELEASE
CONTACT: Michael J. Blodnick
(406) 751-4701
Ron J. Copher
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER ENDED SEPTEMBER 30, 2014

HIGHLIGHTS:

•
All time record net income of $29.3 million for the current quarter, an increase of 2 percent from the prior quarter net income of $28.7 million and an increase of 14 percent from the prior year third quarter net income of $25.6 million.

•	Current quarter diluted earnings per share of $0.40, an increase of 14 percent from the prior year third quarter diluted earnings per share of $0.35.

•	Excluding the acquisition, the loan portfolio increased $118 million, or 11 percent annualized, during the current quarter and increased $321 million, or 8 percent, from the prior year third quarter.

•	Excluding the acquisition, non-interest bearing deposits increased $51.0 million, or 3 percent, during the current quarter and increased $119 million, or 8 percent, from the prior year third quarter.

•
Current quarter net charged-off loans of $364 thousand for the current quarter decreased $1.7 million from the prior year third quarter net charged-off loans of $2.0 million. Net charged-off loans for the the nine months of the current year was 0.03 percent of total loans.

•	Dividend declared of $0.17 per share during the current quarter. The dividend was the 118th consecutive quarterly dividend declared by the Company.

•	Completed the acquisition of FNBR Holding Corporation and its subsidiary, First National Bank of the Rockies, a community bank based in Grand Junction, Colorado.

Results Summary

	Three Months ended				Nine Months ended
(Dollars in thousands, except per share data)	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Sep 30, 2013	Sep 30, 2014	Sep 30, 2013
Net income	$29,294	28,677	26,730	25,628	84,701	69,098
Diluted earnings per share	$0.40	0.38	0.36	0.35	1.14	0.95
Return on average assets (annualized)	1.46%	1.47%	1.39%	1.27%	1.44%	1.19%
Return on average equity (annualized)	11.30%	11.45%	11.04%	10.85%	11.27%	9.96%

KALISPELL, MONTANA, October 23, 2014 - Glacier Bancorp, Inc. (Nasdaq: GBCI) reported net income of $29.3 million for the current quarter, an increase of $3.7 million, or 14 percent, from the $25.6 million of net income for the prior year third quarter. Diluted earnings per share for the current quarter was $0.40 per share, an increase of $0.05, or 14 percent, from the prior year third quarter diluted earnings per share of $0.35. Included in the current quarter non-interest expense was $1.4 million of one-time expenses and included in the current quarter non-interest income was a one-time bargain purchase gain of $680 thousand from the FNBR Holding Corporation acquisition. “It was another strong quarter driven by a nice increase to top-line revenue,” said Mick Blodnick, President and Chief Executive Officer. “As we continue to change the mix of our balance sheet by increasing loans and decreasing investments, revenue in the form of interest income has clearly improved. Hopefully this trend continues,” Blodnick said.

Net income for the nine months ended September 30, 2014 was $84.7 million, an increase of $15.6 million, or 23 percent, from the $69.1 million of net income for the same period the prior year. Diluted earnings per share for the first nine months of the current year was $1.14 per share, an increase of $0.19, or 20 percent, from the diluted earnings per share in the prior year first nine months.

On August 31, 2014, the Company completed the acquisition of FNBR Holding Corporation, and its subsidiary, First National Bank of the Rockies (“FNBR”) which has ten community banking offices in Grand Junction, Steamboat Springs, Meeker, Rangely, Craig, Hayden, and Oak Creek, Colorado. The branches of FNBR have been combined with an existing division of Glacier Bank and operate under the name “Bank of the San Juans, division of Glacier Bank.” Cash of $16.7 million was paid and 555,732 shares of the Company’s common stock were issued in the acquisition. The Company incurred $525 thousand of legal and professional expenses in connection with the acquisition during 2014. A bargain purchase gain of $680 thousand resulted from the acquisition which was based on the estimated fair value of the assets acquired and liabilities assumed. The Company’s results of operations and financial condition include the acquisition of FNBR from the acquisition date and the following table provides information on the fair value of selected classifications of assets and liabilities acquired:

(Dollars in thousands)	August 31, 2014
Total assets	$349,167
Investment securities	157,018
Loans receivable	137,488
Non-interest bearing deposits	80,037
Interest bearing deposits	229,604

Asset Summary

					$ Change from
(Dollars in thousands)	Sep 30, 2014	Jun 30, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2014	Dec 31, 2013	Sep 30, 2013
Cash and cash equivalents	$282,097	202,358	155,657	254,684	79,739	126,440	27,413
Investment securities, available-for-sale	2,398,196	2,559,411	3,222,829	3,318,953	(161,215)	(824,633)	(920,757)
Investment securities, held-to-maturity	482,757	483,557	—	—	(800)	482,757	482,757
Total investment securities	2,880,953	3,042,968	3,222,829	3,318,953	(162,015)	(341,876)	(438,000)
Loans receivable
Residential real estate	603,806	587,340	577,589	583,817	16,466	26,217	19,989
Commercial	3,248,529	3,023,915	2,901,283	2,828,287	224,614	347,246	420,242
Consumer and other	606,764	592,024	583,966	588,995	14,740	22,798	17,769
Loans receivable	4,459,099	4,203,279	4,062,838	4,001,099	255,820	396,261	458,000
Allowance for loan and lease losses	(130,632)	(130,636)	(130,351)	(130,765)	4	(281)	133
Loans receivable, net	4,328,467	4,072,643	3,932,487	3,870,334	255,824	395,980	458,133
Other assets	618,293	572,125	573,377	603,959	46,168	44,916	14,334
Total assets	$8,109,810	7,890,094	7,884,350	8,047,930	219,716	225,460	61,880

Total investment securities decreased $162 million, or 5 percent, during the current quarter and decreased $438 million, or 13 percent, from September 30, 2013 as the Company continued to reduce the overall size of the investment portfolio. At September 30, 2014, investment securities represented 36 percent of total assets, down from 39 percent at the previous quarter and 41 percent at September 30, 2013.

Excluding the loans receivable from the acquisition of FNBR, the loan portfolio increased by $118 million, or 11 percent annualized, during the current quarter with improvement in all loan categories. “For the second consecutive quarter we produced double digit loan growth on an annualized basis,” Blodnick said. “Currently our loan growth has exceeded our expectations for the year, now we have to continue to work hard and try to maintain this trend through the rest of 2014,” Blodnick said. Excluding the acquisition, the largest dollar and percentage increase was in commercial loans which increased $107 million, or 4 percent, during the current quarter which was attributable to increases in loan production and seasonal draws on construction lines. Excluding the loans receivable from the acquisition, the loan portfolio increased $258 million, or 6 percent, since December 31, 2013 of which $230 million came from growth in commercial loans.

Credit Quality Summary

	At or for the Nine Months ended	At or for the Six Months ended	At or for the Year ended	At or for the Nine Months ended
(Dollars in thousands)	September 30, 2014	June 30, 2014	December 31, 2013	September 30, 2013
Allowance for loan and lease losses
Balance at beginning of period	$130,351	130,351	130,854	130,854
Provision for loan losses	1,721	1,361	6,887	5,085
Charge-offs	(5,567)	(3,324)	(13,643)	(8,962)
Recoveries	4,127	2,248	6,253	3,788
Balance at end of period	$130,632	130,636	130,351	130,765
Other real estate owned	$28,374	26,338	26,860	36,531
Accruing loans 90 days or more past due	1,617	980	604	174
Non-accrual loans	68,149	75,147	81,956	88,293
Total non-performing assets [1]	$98,140	102,465	109,420	124,998
Non-performing assets as a percentage of subsidiary assets	1.21%	1.30%	1.39%	1.56%
Allowance for loan and lease losses as a percentage of non-performing loans	187%	172%	158%	148%
Allowance for loan and lease losses as a percentage of total loans	2.93%	3.11%	3.21%	3.27%
Net charge-offs as a percentage of total loans	0.03%	0.03%	0.18%	0.13%
Accruing loans 30-89 days past due	$17,570	18,592	32,116	26,401
Accruing troubled debt restructurings	$74,376	73,981	81,110	86,850
Non-accrual troubled debt restructurings	$37,482	35,786	42,461	40,917
__________
1 As of September 30, 2014, non-performing assets have not been reduced by U.S. government guarantees of $3.4 million.

Non-performing assets at September 30, 2014 were $98.1 million and included $5.7 million from the FNBR acquisition. Excluding the acquisition, non-performing assets at September 30, 2014 were $92.5 million, a decrease of $10.0 million, or 10 percent, during the current quarter and a decrease of $32.5 million, or 26 percent, from a year ago. Land, lot and other construction loans (i.e., regulatory classification) continues to be the largest category and, excluding the acquisition, was $47.5 million, or 51 percent, of the non-performing assets at September 30, 2014. The Company has continued to make progress by reducing this category the past few years and, excluding the acquisition, the category decreased $1.6 million, or 3 percent, from the prior quarter. Early stage delinquencies (accruing loans 30-89 days past due) of $17.6 million at September 30, 2014 decreased $1.0 million, or 5 percent, from the prior quarter and decreased $8.8 million, or 33 percent, from the prior year third quarter.

The allowance for loan and lease losses (“allowance”) was $131 million at September 30, 2014 and remained stable compared to the prior quarter and year ago periods. The allowance was 2.93 percent of total loans outstanding at September 30, 2014 compared to 3.11 percent at June 30, 2014 and 3.27 percent for the same quarter last year. Excluding the FNBR acquisition, the allowance was 3.02 percent of total loans outstanding at September 30, 2014, with the decrease from the prior quarter primarily reflecting the growth in the loan portfolio.

Credit Quality Trends and Provision for Loan Losses

(Dollars in thousands)	Provision for Loan Losses	Net Charge-Offs	ALLL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
Third quarter 2014	$360	$364	2.93%	0.39%	1.21%
Second quarter 2014	239	332	3.11%	0.44%	1.30%
First quarter 2014	1,122	744	3.20%	1.05%	1.37%
Fourth quarter 2013	1,802	2,216	3.21%	0.79%	1.39%
Third quarter 2013	1,907	2,025	3.27%	0.66%	1.56%
Second quarter 2013	1,078	1,030	3.56%	0.60%	1.64%
First quarter 2013	2,100	2,119	3.84%	0.95%	1.79%
Fourth quarter 2012	2,275	8,081	3.85%	0.80%	1.87%

Net charged-off loans for the current quarter remained stable from the prior quarter and decreased $1.7 million, or 82 percent, from the prior year third quarter. The current quarter provision for loan losses of $360 thousand increased $121 thousand from the prior quarter and decreased $1.5 million from the prior year third quarter. Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will continue to determine the level of provision for loan loss expense.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

					$ Change from
(Dollars in thousands)	Sep 30, 2014	Jun 30, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2014	Dec 31, 2013	Sep 30, 2013
Non-interest bearing deposits	$1,595,971	1,464,938	1,374,419	1,397,401	131,033	221,552	198,570
Interest bearing deposits	4,510,840	4,280,898	4,205,548	4,215,479	229,942	305,292	295,361
Repurchase agreements	367,213	315,240	313,394	314,313	51,973	53,819	52,900
FHLB advances	366,866	607,305	840,182	967,382	(240,439)	(473,316)	(600,516)
Other borrowed funds	7,351	7,367	8,387	8,466	(16)	(1,036)	(1,115)
Subordinated debentures	125,669	125,633	125,562	125,526	36	107	143
Other liabilities	95,420	78,698	53,608	71,556	16,722	41,812	23,864
Total liabilities	$7,069,330	6,880,079	6,921,100	7,100,123	189,251	148,230	(30,793)

Excluding the FNBR acquisition, non-interest bearing deposits at September 30, 2014 increased $51.0 million, or 3 percent, during the current quarter, and increased $119 million, or 8 percent, from September 30, 2013. Excluding the acquisition, interest bearing deposits were unchanged from the prior quarter and increased $65.8 million, or 2 percent, from the prior year. In addition to the increase in deposit balances, the Company has benefited from a higher than expected increase in the number of checking accounts during the current year. Interest bearing deposits of $4.511 billion at September 30, 2014 included $196 million of wholesale deposits (i.e., brokered deposits classified as NOW, money market deposits and certificate accounts). Federal Home Loan Bank (“FHLB”) advances of $367 million at September 30, 2014 decreased $240 million, or 40 percent, during the current quarter and decreased $601 million, or 62 percent, from September 30, 2013 as the need for borrowings continued to decrease concurrent with the increase in deposits.

Stockholders’ Equity Summary

					$ Change from
(Dollars in thousands, except per share data)	Sep 30, 2014	Jun 30, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2014	Dec 31, 2013	Sep 30, 2013
Common equity	$1,017,805	985,809	953,605	937,824	31,996	64,200	79,981
Accumulated other comprehensive income	22,675	24,206	9,645	9,983	(1,531)	13,030	12,692
Total stockholders’ equity	1,040,480	1,010,015	963,250	947,807	30,465	77,230	92,673
Goodwill and core deposit intangible, net	(141,323)	(137,815)	(139,218)	(139,934)	(3,508)	(2,105)	(1,389)
Tangible stockholders’ equity	$899,157	872,200	824,032	807,873	26,957	75,125	91,284
Stockholders’ equity to total assets	12.83%	12.80%	12.22%	11.78%
Tangible stockholders’ equity to total tangible assets	11.28%	11.25%	10.64%	10.22%
Book value per common share	$13.87	13.56	12.95	12.76	0.31	0.92	1.11
Tangible book value per common share	$11.98	11.71	11.08	10.87	0.27	0.90	1.11
Market price per share at end of period	$25.86	28.38	29.79	24.68	(2.52)	(3.93)	1.18

Tangible stockholders’ equity of $899 million at September 30, 2014 increased $27.0 million, or 3 percent, from the prior quarter as a result of $15.1 million of Company stock issued in connection with the acquisition of FNBR and earnings retention. Tangible stockholders’ equity increased $91.3 million from a year ago as the result of earnings retention, stock issued in connection with the acquisition, and an increase in accumulated other comprehensive income. Tangible book value per common share of $11.98 increased $0.27 per share from the prior quarter and increased $1.11 per share from the prior year third quarter.

Cash Dividend
On September 25, 2014, the Company’s Board of Directors declared a cash dividend of $0.17 per share during the current quarter. The dividend is payable October 16, 2014 to shareholders of record on October 7, 2014. The dividend was the 118th consecutive quarterly dividend declared by the Company and future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended September 30, 2014
Compared to June 30, 2014, March 31, 2014 and September 30, 2013

Revenue Summary

	Three Months ended				$ Change from
(Dollars in thousands)	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Sep 30, 2013	Jun 30, 2014	Mar 31, 2014	Sep 30, 2013
Net interest income
Interest income	$75,690	73,963	74,087	69,531	1,727	1,603	6,159
Interest expense	6,430	6,528	6,640	7,186	(98)	(210)	(756)
Total net interest income	69,260	67,435	67,447	62,345	1,825	1,813	6,915
Non-interest income
Service charges, loan fees, and other fees	15,661	14,747	13,248	15,119	914	2,413	542
Gain on sale of loans	6,000	4,778	3,595	7,021	1,222	2,405	(1,021)
Loss on sale of investments	(61)	(48)	(51)	(403)	(13)	(10)	342
Other income	2,832	3,027	2,596	2,136	(195)	236	696
Total non-interest income	24,432	22,504	19,388	23,873	1,928	5,044	559
	$93,692	89,939	86,835	86,218	3,753	6,857	7,474
Net interest margin (tax-equivalent)	3.99%	3.99%	4.02%	3.56%

Net Interest Income
Current quarter net interest income of $69.3 million increased $1.8 million during the current quarter. The current quarter interest income of $75.7 million increased $1.7 million, or 2 percent, from the prior quarter. The current quarter increase in interest income was primarily driven by a greater volume of commercial loans which more than offset the reduction in interest income from the investment portfolio.

The current quarter’s interest income increased $6.2 million, or 9 percent, over the prior year third quarter and was primarily attributable to higher interest income on the investment portfolio and commercial loans. Interest income of $22.8 million on investment securities increased $3.3 million, or 17 percent, over the prior year third quarter as a result of a higher yielding mix of investment securities coupled with a reduction of premium amortization (net of discount accretion) on the investment portfolio (“premium amortization”). The current quarter interest income of $37.4 million on commercial loans increased $3.1 million, or 9 percent, over the prior year third quarter as a result of an increased volume of commercial loans.

The current quarter interest expense of $6.4 million decreased $98 thousand, or 2 percent, from the prior quarter and decreased $756 thousand, or 11 percent, from the prior year third quarter. The decrease in interest expense from the prior quarter and the prior year third quarter was the result of decreases in deposit interest rates and in the volume of borrowings. The cost of total funding (including non-interest bearing deposits) for the current quarter was 37 basis points compared to 39 basis points in the prior quarter and 41 basis points for the prior year third quarter.

The Company’s net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current and prior quarter was 3.99 percent. The 2 basis points decrease in the current quarter yield on earning assets was offset by a 2 basis points decrease in cost of funds.

The Company’s current quarter net interest margin increased 43 basis points from the prior year third quarter net interest margin of 3.56 percent, such increase was primarily driven by the increased yield on the investment portfolio combined with a significant shift in earning assets to the higher yielding loan portfolio. “The Bank divisions continued focus on increasing the number of checking accounts along with growth in deposit balances at reduced rates has helped maintain the net interest margin at 4.00 percent for the first nine months of the year,” said Ron Copher, Chief Financial Officer.

Non-interest Income
Non-interest income for the current quarter totaled $24.4 million, an increase of $1.9 million over the prior quarter and an increase of $559 thousand over the same quarter last year. The Company continued to benefit from the increased number of deposit accounts which was reflected in the $914 thousand, or 6 percent, increase in service charge fee income from the prior quarter and the $542 thousand, or 4 percent, increase from the prior year third quarter, respectively. Gain of $6.0 million on the sale of residential loans in the current quarter was an increase of $1.2 million, or 26 percent, from the prior quarter. Gain on the sale of the residential loans in the current quarter decreased $1.0 million, or 15 percent, from the prior year third quarter as a result of the reduction in refinance activity. Included in other income was operating revenue of $38 thousand from other real estate owned (“OREO”) and gain of $368 thousand from the sale of OREO, a combined total of $406 thousand for the current quarter compared to $615 thousand for the prior quarter and $433 thousand for the prior year third quarter.

Non-interest Expense Summary

	Three Months ended				$ Change from
(Dollars in thousands)	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Sep 30, 2013	Jun 30, 2014	Mar 31, 2014	Sep 30, 2013
Compensation and employee benefits	$30,142	28,988	28,634	27,469	1,154	1,508	2,673
Occupancy and equipment	6,961	6,733	6,613	6,421	228	348	540
Advertising and promotions	2,141	1,948	1,777	1,897	193	364	244
Outsourced data processing	1,472	2,032	1,288	1,232	(560)	184	240
Other real estate owned	602	566	507	1,049	36	95	(447)
Regulatory assessments and insurance	1,435	1,028	1,592	1,677	407	(157)	(242)
Core deposit intangibles amortization	692	693	710	693	(1)	(18)	(1)
Other expense	10,793	10,685	8,949	9,930	108	1,844	863
Total non-interest expense	$54,238	52,673	50,070	50,368	1,565	4,168	3,870

Compensation and employee benefits increased by $1.2 million, or 4 percent, from the prior quarter due to the increased number of employees from the FNBR acquisition and additional benefit costs. Compensation and employee benefits increased by $2.7 million from the prior year third quarter because of the increased number of employees from the FNBR acquisition and the North Cascades Bank acquisition at July 31, 2013 along with additional benefit costs and salary increases. Occupancy and equipment expense increased $540 thousand, or 8 percent, from the prior year third quarter as a result of increases in equipment expense related to the Company’s expansion of information and technology infrastructure. Advertising and promotion expense increased $193 thousand, or 10 percent, compared to the prior quarter and increased $244 thousand, or 13 percent, from the prior year third quarter primarily from the FNBR acquisition and recent marketing promotions at a number of the Bank divisions. Outsourced data processing expense decreased $560 thousand, or 28 percent, from the prior quarter as a result of conversion related expenses in the second quarter of 2014. Outsourced data processing expense increased $240 thousand, or 19 percent, from the prior year third quarter because of the acquired banks’ outsourced data processing expense and from an increase in technology infrastructure. The current quarter OREO expense of $602 thousand included $362 thousand of operating expense, $65 thousand of fair value write-downs, and $175 thousand of loss on sale of OREO. OREO expense may fluctuate as the Company continues to work through non-performing assets and dispose of foreclosed properties.

Efficiency Ratio
The efficiency ratio for the current quarter and the prior year third quarter was 54 percent. The increases in non-interest expense were more than offset by the increases in net interest income resulting in a comparable efficiency ratio.

Operating Results for Nine Months ended September 30, 2014
Compared to September 30, 2013

Revenue Summary

	Nine Months ended
(Dollars in thousands)	September 30, 2014	September 30, 2013	$ Change	% Change
Net interest income
Interest income	$223,740	$189,637	$34,103	18%
Interest expense	19,598	21,829	(2,231)	(10)%
Total net interest income	204,142	167,808	36,334	22%
Non-interest income
Service charges, loan fees, and other fees	43,656	39,765	3,891	10%
Gain on sale of loans	14,373	23,582	(9,209)	(39)%
Loss on sale of investments	(160)	(299)	139	(46)%
Other income	8,455	6,997	1,458	21%
Total non-interest income	66,324	70,045	(3,721)	(5)%
	$270,466	$237,853	$32,613	14%
Net interest margin (tax-equivalent)	4.00%	3.34%

Net Interest Income
Net interest income for the first nine months of the current year was $204 million, an increase of $36.3 million, or 22 percent, over the same period last year. Interest income for the first nine months of the current year increased $34.1 million, or 18 percent, from the prior year first nine months and was principally due to the decrease in premium amortization on investment securities and increased income from commercial loans. Interest income benefited from a reduction by $33.8 million in premium amortization on investment securities during the first nine months of the current year compared the same period last year. Current year interest income on commercial loans increased $14.9 million, or 16 percent, from the first nine months of the prior year and was primarily the result of an increased volume of commercial loans.

Interest expense for the first nine months of the current year decreased $2.2 million, or 10 percent, from the prior year first nine months and was primarily attributable to the decreases in interest rates on certificate of deposits and lower volume of borrowings. The funding cost (including non-interest bearing deposits) for the first nine months of 2014 was 39 basis points compared to 43 basis points for the first nine months of 2013.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the first nine months of 2014 was 4.00 percent, a 66 basis points increase from the net interest margin of 3.34 percent for the first nine months of 2013. The increase in the net interest margin was due to the increased yield on the investment portfolio combined with the shift in earning assets to the higher yielding loan portfolio. The premium amortization for the first nine months of 2014 accounted for a 42 basis points reduction in the net interest margin, which was a decrease of 61 basis points compared to the 103 basis points reduction in the net interest margin for the same period last year.

Non-interest Income
Non-interest income of $66.3 million for the first nine months of 2014 decreased $3.7 million, or 5 percent, over the same period last year. Gain of $14.4 million on the sale of residential loans for the first nine months of 2014 decreased $9.2 million, or 39 percent, from the first nine months of 2013 as a consequence of the slowdown in refinance activity. Service charges and other fees of $43.7 million for the first nine months of 2014 increased $3.9 million, or 10 percent, from the same period last year. Included in other income was operating revenue of $136 thousand from OREO and gain of $1.7 million from the sale of OREO, which combined totaled $1.8 million for the first nine months of 2014 compared to $1.9 million for the same period in the prior year.

Non-interest Expense Summary

	Nine Months ended
(Dollars in thousands)	September 30, 2014	September 30, 2013	$ Change	% Change
Compensation and employee benefits	$87,764	$76,963	$10,801	14%
Occupancy and equipment	20,307	18,152	2,155	12%
Advertising and promotions	5,866	5,066	800	16%
Outsourced data processing	4,792	2,870	1,922	67%
Other real estate owned	1,675	4,901	(3,226)	(66)%
Regulatory assessments and insurance	4,055	4,843	(788)	(16)%
Core deposit intangibles amortization	2,095	1,684	411	24%
Other expense	30,427	27,804	2,623	9%
Total non-interest expense	$156,981	$142,283	$14,698	10%

Compensation and employee benefits for the first nine months of 2014 increased $10.8 million, or 14 percent, from the same period last year due to the increased number of employees from the acquired banks, additional benefit costs and annual salary increases. Occupancy and equipment expense increased $2.2 million, or 12 percent, as a result of the acquisitions and increases in equipment expense related to additional information and technology infrastructure. Outsourced data processing expense increased $1.9 million, or 67 percent, from the prior year first nine months as a result of the acquired banks outsourced data processing expense, conversion related expenses and general increases in data processing expense. OREO expense of $1.7 million in the first nine months of 2014 decreased $3.2 million, or 66 percent, from the same period last year. OREO expense for the first nine months of 2014 included $1.1 million of operating expenses, $217 thousand of fair value write-downs, and $383 thousand of loss on sale of OREO. Other expense for the first nine months of 2014 increased by $2.6 million, or 9 percent, from the first nine months of the prior year primarily from debit card expenses and other deposit account related charges.

Provision for loan losses
The provision for loan losses was $1.7 million for the first nine months of 2014, a decrease of $3.4 million, or 66 percent, from the same period in the prior year. Net charged-off loans during the first nine months of 2014 was $1.4 million, a decrease of $3.7 million from the first nine months of 2013.

Efficiency Ratio
The efficiency ratio was 54 percent for the first nine months of 2014 and 55 percent for the first nine months of 2013. The improvement in the efficiency ratio resulted from net interest income outpacing the increase in non-interest expense and the decrease in non-interest income.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. is a regional bank holding company providing commercial banking services in 79 communities in Montana, Idaho, Utah, Washington, Wyoming and Colorado. Glacier Bancorp, Inc. is headquartered in Kalispell, Montana, and  is the parent company for Glacier Bank, Kalispell and Bank divisions First Security Bank of Missoula; Valley Bank of Helena; Big Sky Western Bank, Bozeman; Western Security Bank, Billings; and First Bank of Montana, Lewistown, all operating in Montana; as well as Mountain West Bank, Coeur d’Alene operating in Idaho, Utah and Washington; Citizens Community Bank, Pocatello, operating in Idaho; 1st Bank, Evanston, operating in Wyoming and Utah;  First Bank of Wyoming, Powell and First State Bank, Wheatland, each operating in Wyoming; North Cascades Bank, Chelan, operating in Washington; and Bank of the San Juans, Durango, operating in Colorado.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about management’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

•
the risks associated with lending and potential adverse changes of the credit quality of loans in the Company’s portfolio, including as a result of a slow recovery in the housing and real estate markets in its geographic areas;

•	increased loan delinquency rates;

•
the risks presented by a slow economic recovery which could adversely affect credit quality, loan collateral values, OREO values, investment values, liquidity and capital levels, dividends and loan originations;

•	changes in market interest rates, which could adversely affect the Company’s net interest income and profitability;

•
legislative or regulatory changes that adversely affect the Company’s business, ability to complete pending or prospective future acquisitions, limit certain sources of revenue, or increase cost of operations;

•	costs or difficulties related to the completion and integration of acquisitions;

•	the goodwill the Company has recorded in connection with acquisitions could become additionally impaired, which may have an adverse impact on earnings and capital;

•	reduced demand for banking products and services;

•	the risks presented by public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital in the future;

•
consolidation in the financial services industry in the Company’s markets resulting in the creation of larger financial institutions which may have greater resources could change the competitive landscape;

•	dependence on the CEO, the senior management team and the Presidents of the Bank divisions;

•	potential interruption or breach in security of the Company’s systems; and

•	the Company’s success in managing risks involved in the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	September 30, 2014	June 30, 2014	December 31, 2013	September 30, 2013
Assets
Cash on hand and in banks	$109,947	130,114	109,995	130,285
Federal funds sold	488	2,852	10,527	23,135
Interest bearing cash deposits	171,662	69,392	35,135	101,264
Cash and cash equivalents	282,097	202,358	155,657	254,684
Investment securities, available-for-sale	2,398,196	2,559,411	3,222,829	3,318,953
Investment securities, held-to-maturity	482,757	483,557	—	—
Total investment securities	2,880,953	3,042,968	3,222,829	3,318,953
Loans held for sale	65,598	56,021	46,738	61,505
Loans receivable	4,459,099	4,203,279	4,062,838	4,001,099
Allowance for loan and lease losses	(130,632)	(130,636)	(130,351)	(130,765)
Loans receivable, net	4,328,467	4,072,643	3,932,487	3,870,334
Premises and equipment, net	178,509	167,741	167,671	168,633
Other real estate owned	28,374	26,338	26,860	36,531
Accrued interest receivable	42,981	41,765	41,898	44,261
Deferred tax asset	44,452	34,505	43,549	47,957
Core deposit intangible, net	11,617	8,109	9,512	10,228
Goodwill	129,706	129,706	129,706	129,706
Non-marketable equity securities	52,868	52,715	52,192	52,192
Other assets	64,188	55,225	55,251	52,946
Total assets	$8,109,810	7,890,094	7,884,350	8,047,930
Liabilities
Non-interest bearing deposits	$1,595,971	1,464,938	1,374,419	1,397,401
Interest bearing deposits	4,510,840	4,280,898	4,205,548	4,215,479
Securities sold under agreements to repurchase	367,213	315,240	313,394	314,313
Federal Home Loan Bank advances	366,866	607,305	840,182	967,382
Other borrowed funds	7,351	7,367	8,387	8,466
Subordinated debentures	125,669	125,633	125,562	125,526
Accrued interest payable	3,058	3,163	3,505	3,568
Other liabilities	92,362	75,535	50,103	67,988
Total liabilities	7,069,330	6,880,079	6,921,100	7,100,123
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—
Common stock, $0.01 par value per share, 117,187,500 shares authorized	750	745	744	743
Paid-in capital	707,821	692,343	690,918	689,751
Retained earnings - substantially restricted	309,234	292,721	261,943	247,330
Accumulated other comprehensive income	22,675	24,206	9,645	9,983
Total stockholders’ equity	1,040,480	1,010,015	963,250	947,807
Total liabilities and stockholders’ equity	$8,109,810	7,890,094	7,884,350	8,047,930
Number of common stock shares issued and outstanding	75,024,092	74,467,908	74,373,296	74,307,951

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended			Nine Months ended
(Dollars in thousands, except per share data)	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Interest Income
Residential real estate loans	$7,950	7,220	7,320	22,257	21,606
Commercial loans	37,387	35,267	34,291	107,696	92,788
Consumer and other loans	7,559	7,583	8,447	22,785	24,220
Investment securities	22,794	23,893	19,473	71,002	51,023
Total interest income	75,690	73,963	69,531	223,740	189,637
Interest Expense
Deposits	3,027	3,061	3,398	9,177	10,584
Securities sold under agreements to repurchase	225	192	209	627	646
Federal Home Loan Bank advances	2,356	2,447	2,730	7,317	8,029
Federal funds purchased and other borrowed funds	34	48	54	135	160
Subordinated debentures	788	780	795	2,342	2,410
Total interest expense	6,430	6,528	7,186	19,598	21,829
Net Interest Income	69,260	67,435	62,345	204,142	167,808
Provision for loan losses	360	239	1,907	1,721	5,085
Net interest income after provision for loan losses	68,900	67,196	60,438	202,421	162,723
Non-Interest Income
Service charges and other fees	14,319	13,547	13,711	40,085	36,115
Miscellaneous loan fees and charges	1,342	1,200	1,408	3,571	3,650
Gain on sale of loans	6,000	4,778	7,021	14,373	23,582
Loss on sale of investments	(61)	(48)	(403)	(160)	(299)
Other income	2,832	3,027	2,136	8,455	6,997
Total non-interest income	24,432	22,504	23,873	66,324	70,045
Non-Interest Expense
Compensation and employee benefits	30,142	28,988	27,469	87,764	76,963
Occupancy and equipment	6,961	6,733	6,421	20,307	18,152
Advertising and promotions	2,141	1,948	1,897	5,866	5,066
Outsourced data processing	1,472	2,032	1,232	4,792	2,870
Other real estate owned	602	566	1,049	1,675	4,901
Regulatory assessments and insurance	1,435	1,028	1,677	4,055	4,843
Core deposit intangibles amortization	692	693	693	2,095	1,684
Other expense	10,793	10,685	9,930	30,427	27,804
Total non-interest expense	54,238	52,673	50,368	156,981	142,283
Income Before Income Taxes	39,094	37,027	33,943	111,764	90,485
Federal and state income tax expense	9,800	8,350	8,315	27,063	21,387
Net Income	$29,294	28,677	25,628	84,701	69,098
Basic earnings per share	$0.40	0.38	0.35	1.14	0.95
Diluted earnings per share	$0.40	0.38	0.35	1.14	0.95
Dividends declared per share	$0.17	0.17	0.15	0.50	0.44
Average outstanding shares - basic	74,631,317	74,467,576	73,945,523	74,512,806	72,804,321
Average outstanding shares - diluted	74,676,124	74,499,660	74,021,871	74,554,263	72,869,475

Glacier Bancorp, Inc.
Average Balance Sheet

	Three Months ended			Nine Months ended
	September 30, 2014			September 30, 2014
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$653,633	$7,950	4.87%	$627,790	$22,257	4.73%
Commercial loans	3,087,020	37,387	4.80%	2,968,681	107,696	4.85%
Consumer and other loans	592,904	7,559	5.06%	583,279	22,785	5.22%
Total loans [1]	4,333,557	52,896	4.84%	4,179,750	152,738	4.89%
Tax-exempt investment securities [2]	1,203,419	16,920	5.62%	1,197,604	50,577	5.63%
Taxable investment securities [3]	1,910,212	11,438	2.40%	2,002,557	37,061	2.47%
Total earning assets	7,447,188	81,254	4.33%	7,379,911	240,376	4.35%
Goodwill and intangibles	137,605			138,226
Non-earning assets	352,991			335,064
Total assets	$7,937,784			$7,853,201
Liabilities
Non-interest bearing deposits	$1,506,748	—	—%	$1,408,661	—	—%
NOW accounts	1,131,401	264	0.09%	1,107,643	868	0.10%
Savings accounts	673,823	89	0.05%	645,990	250	0.05%
Money market deposit accounts	1,221,917	593	0.19%	1,200,899	1,813	0.20%
Certificate accounts	1,137,852	1,948	0.68%	1,136,490	5,903	0.69%
Wholesale deposits [4]	222,603	133	0.24%	191,228	343	0.24%
FHLB advances	488,487	2,356	1.89%	659,141	7,317	1.46%
Repurchase agreements, federal funds purchased and other borrowed funds	459,299	1,047	0.90%	442,507	3,104	0.94%
Total funding liabilities	6,842,130	6,430	0.37%	6,792,559	19,598	0.39%
Other liabilities	66,960			55,382
Total liabilities	6,909,090			6,847,941
Stockholders’ Equity
Common stock	746			745
Paid-in capital	697,407			693,751
Retained earnings	306,200			290,464
Accumulated other comprehensive income	24,341			20,300
Total stockholders’ equity	1,028,694			1,005,260
Total liabilities and stockholders’ equity	$7,937,784			$7,853,201
Net interest income (tax-equivalent)		$74,824			$220,778
Net interest spread (tax-equivalent)			3.96%			3.96%
Net interest margin (tax-equivalent)			3.99%			4.00%
__________

[1]	Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.

[2]	Includes tax effect of $5.2 million and $15.5 million on tax-exempt investment security income for the three and nine months ended September 30, 2014.

[3]	Includes tax effect of $372 thousand and $1.1 million on investment security tax credits for the three and nine months ended September 30, 2014.

[4]	Wholesale deposits include brokered deposits classified as NOW, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type				% Change from
(Dollars in thousands)	Sep 30, 2014	Jun 30, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2014	Dec 31, 2013	Sep 30, 2013
Custom and owner occupied construction	$59,121	$51,497	$50,352	$40,187	15%	17%	47%
Pre-sold and spec construction	44,085	34,114	34,217	38,702	29%	29%	14%
Total residential construction	103,206	85,611	84,569	78,889	21%	22%	31%
Land development	88,507	81,589	73,132	75,282	8%	21%	18%
Consumer land or lots	99,003	101,042	109,175	111,331	(2)%	(9)%	(11)%
Unimproved land	66,684	51,457	50,422	51,986	30%	32%	28%
Developed lots for operative builders	15,471	15,123	15,951	15,082	2%	(3)%	3%
Commercial lots	16,050	17,238	12,585	15,707	(7)%	28%	2%
Other construction	149,207	112,081	103,807	99,868	33%	44%	49%
Total land, lot, and other construction	434,922	378,530	365,072	369,256	15%	19%	18%
Owner occupied	834,742	816,859	811,479	815,401	2%	3%	2%
Non-owner occupied	658,429	617,693	588,114	541,688	7%	12%	22%
Total commercial real estate	1,493,171	1,434,552	1,399,593	1,357,089	4%	7%	10%
Commercial and industrial	573,617	549,143	523,354	528,792	4%	10%	8%
Agriculture	317,506	288,555	279,959	283,801	10%	13%	12%
1st lien	782,116	757,954	733,406	738,842	3%	7%	6%
Junior lien	71,678	73,130	73,348	76,277	(2)%	(2)%	(6)%
Total 1-4 family	853,794	831,084	806,754	815,119	3%	6%	5%
Multifamily residential	168,760	152,169	123,154	113,880	11%	37%	48%
Home equity lines of credit	322,442	309,282	298,119	298,935	4%	8%	8%
Other consumer	139,045	134,414	130,758	128,374	3%	6%	8%
Total consumer	461,487	443,696	428,877	427,309	4%	8%	8%
Other	118,234	95,960	98,244	88,469	23%	20%	34%
Total loans receivable, including loans held for sale	4,524,697	4,259,300	4,109,576	4,062,604	6%	10%	11%
Less loans held for sale [1]	(65,598)	(56,021)	(46,738)	(61,505)	17%	40%	7%
Total loans receivable	$4,459,099	$4,203,279	$4,062,838	$4,001,099	6%	10%	11%

_______
[1] Loans held for sale are primarily 1st lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type				Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other Real Estate Owned
(Dollars in thousands)	Sep 30, 2014	Jun 30, 2014	Dec 31, 2013	Sep 30, 2013	Sep 30, 2014	Sep 30, 2014	Sep 30, 2014
Custom and owner occupied construction	$1,164	1,196	1,248	1,270	1,164	—	—
Pre-sold and spec construction	222	609	828	1,157	222	—	—
Total residential construction	1,386	1,805	2,076	2,427	1,386	—	—
Land development	24,803	23,718	25,062	25,834	16,037	—	8,766
Consumer land or lots	3,451	2,804	2,588	3,500	2,008	—	1,443
Unimproved land	13,659	12,421	13,630	14,977	11,233	—	2,426
Developed lots for operative builders	1,672	2,186	2,215	2,284	988	—	684
Commercial lots	2,697	2,787	2,899	2,978	271	—	2,426
Other construction	5,154	5,156	5,167	5,776	165	—	4,989
Total land, lot and other construction	51,436	49,072	51,561	55,349	30,702	—	20,734
Owner occupied	14,913	14,595	14,270	19,224	13,044	95	1,774
Non-owner occupied	3,768	3,956	4,301	5,453	1,790	272	1,706
Total commercial real estate	18,681	18,551	18,571	24,677	14,834	367	3,480
Commercial and industrial	4,833	5,850	6,400	7,452	4,307	320	206
Agriculture	3,430	3,506	3,529	2,488	2,491	11	928
1st lien	13,236	17,240	17,630	20,959	10,441	787	2,008
Junior lien	481	1,146	4,767	5,648	389	92	—
Total 1-4 family	13,717	18,386	22,397	26,607	10,830	879	2,008
Multifamily residential	450	729	—	—	—	—	450
Home equity lines of credit	3,985	4,289	4,544	5,599	3,400	17	568
Other consumer	222	277	342	399	199	23	—
Total consumer	4,207	4,566	4,886	5,998	3,599	40	568
Total	$98,140	102,465	109,420	124,998	68,149	1,617	28,374

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type				% Change from
(Dollars in thousands)	Sep 30, 2014	Jun 30, 2014	Dec 31, 2013	Sep 30, 2013	Jun 30, 2014	Dec 31, 2013	Sep 30, 2013
Custom and owner occupied construction	$—	$—	$202	$—	n/m	(100)%	n/m
Pre-sold and spec construction	179	144	—	772	24%	n/m	(77)%
Total residential construction	179	144	202	772	24%	(11)%	(77)%
Land development	—	—	—	917	n/m	n/m	(100)%
Consumer land or lots	62	267	1,716	504	(77)%	(96)%	(88)%
Unimproved land	1,177	899	615	311	31%	91%	278%
Developed lots for operative builders	21	—	8	9	n/m	163%	133%
Commercial lots	106	—	—	68	n/m	n/m	56%
Other construction	660	—	—	—	n/m	n/m	n/m
Total land, lot and other construction	2,026	1,166	2,339	1,809	74%	(13)%	12%
Owner occupied	4,341	6,125	5,321	7,261	(29)%	(18)%	(40)%
Non-owner occupied	266	1,665	2,338	2,509	(84)%	(89)%	(89)%
Total commercial real estate	4,607	7,790	7,659	9,770	(41)%	(40)%	(53)%
Commercial and industrial	3,376	2,528	3,542	4,176	34%	(5)%	(19)%
Agriculture	152	497	1,366	725	(69)%	(89)%	(79)%
1st lien	3,738	2,408	12,386	5,142	55%	(70)%	(27)%
Junior lien	275	536	482	881	(49)%	(43)%	(69)%
Total 1-4 family	4,013	2,944	12,868	6,023	36%	(69)%	(33)%
Multifamily Residential	684	689	1,075	226	(1)%	(36)%	203%
Home equity lines of credit	1,725	1,839	1,999	1,770	(6)%	(14)%	(3)%
Other consumer	789	938	1,066	1,130	(16)%	(26)%	(30)%
Total consumer	2,514	2,777	3,065	2,900	(9)%	(18)%	(13)%
Other	19	57	—	—	(67)%	n/m	n/m
Total	$17,570	$18,592	$32,116	$26,401	(5)%	(45)%	(33)%

_______
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type				Charge-Offs	Recoveries
(Dollars in thousands)	Sep 30, 2014	Jun 30, 2014	Dec 31, 2013	Sep 30, 2013	Sep 30, 2014	Sep 30, 2014
Custom and owner occupied construction	$—	—	(51)	(1)	—	—
Pre-sold and spec construction	(58)	(39)	(10)	128	—	58
Total residential construction	(58)	(39)	(61)	127	—	58
Land development	(319)	(333)	(383)	(97)	148	467
Consumer land or lots	69	97	843	486	325	256
Unimproved land	(186)	(126)	715	435	25	211
Developed lots for operative builders	(125)	(117)	(81)	(36)	13	138
Commercial lots	(5)	(3)	248	250	—	5
Other construction	—	—	(473)	(130)	—	—
Total land, lot and other construction	(566)	(482)	869	908	511	1,077
Owner occupied	201	(7)	350	271	487	286
Non-owner occupied	(44)	(184)	397	375	201	245
Total commercial real estate	157	(191)	747	646	688	531
Commercial and industrial	932	1,343	3,096	1,382	2,146	1,214
Agriculture	(1)	—	53	21	—	1
1st lien	207	298	681	347	698	491
Junior lien	199	91	106	145	491	292
Total 1-4 family	406	389	787	492	1,189	783
Multifamily residential	138	1	(39)	(31)	160	22
Home equity lines of credit	222	(120)	1,606	1,516	500	278
Other consumer	210	175	324	109	373	163
Total consumer	432	55	1,930	1,625	873	441
Other	—	—	8	4	—	—
Total	$1,440	1,076	7,390	5,174	5,567	4,127

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